AMENDMENT NO. 1 TO

                              EMPLOYMENT AGREEMENT

     THIS AMENDMENT NO. 1 ("Amendment") to the Employment Agreement dated as of January 1, 1998 (the "Agreement"), by and between STYLECLICK.COM INC. (formerly ModaCAD, Inc.) (the "Employer"), and JOYCE FREEDMAN (the "Executive") is dated and made effective as of October 1, 1999.

                                   WITNESSETH:

     WHEREAS, the Agreement provides for a fixed salary to be paid to Executive during the Employment Term;

     WHEREAS, subject to the terms and conditions set forth herein, the Employer and Executive have agreed to amend the Agreement to specify a new salary; and

     WHEREAS, Employer and Executive wish to set forth in this Amendment certain respective rights and obligations, as herein provided;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations contained herein, Employer and Executive hereby agree as follows:

1. Definitions

     Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth in the Agreement.

2. Amendments

     (a) Section 2.1 of the Agreement is amended by replacing the phrase "salary at the rate of Two Hundred Thousand Dollars ($200,000) per year" with the phrase "salary at the rate of Two Hundred Thirty Thousand Dollars ($230,000) per year effective on and after January 1, 2000".

     (b) The entire text of the first clause of Section 2.7 of the Agreement is deleted and replaced with the following text: "During the Employment Term and continuing for the life of Executive thereafter,".

     (c) Section 2.9.1 of the Agreement is amended as follows:

          (1) The second sentence of Section 2.9.1 of the Agreement is amended by adding the following text after the phrase "The Option shall be exercisable based on the following schedule:" and before the phrase "With respect to calendar year 1998":

     "With respect to calendar year 1999, as of December 31, 1999, a portion of the Option to purchase Sixty-six Thousand Six Hundred Sixty-six (66,666) shares shall vest and become exercisable; with respect to calendar year 2000, as of December 31, 2000, a portion of the Option to purchase Sixty-six Thousand Six Hundred Sixty-six (66,666) shares shall vest and become exercisable; and with respect to calendar year 2001, as of December 31, 2001, a portion of the Option to purchase Sixty-six Thousand Six Hundred Sixty-seven (66,667) shares shall vest and become exercisable, provided that Executive is an employee of, or consultant to, Employer on each applicable date. The Option, however, is subject to accelerated exercisability, in addition to any portion of the Option previously vested as provided herein, as follows:".

          (2) The fourth through sixth sentences of Section 2.9.1 of the Agreement are amended by replacing the text following the phrase "The Option shall be exercisable" but preceding the phrase "hereto, providing, among other things" with:

     "at a price per share equal to one hundred percent (100%) of the fair market value of a share of Employer's common stock on the Date of Grant, as provided in the Stock Option Agreement to be entered into with Executive. Any portion of the Option which becomes vested and exercisable shall be exercisable for a period of five (5) years from the Date of Grant. The grant of the Option shall be made pursuant to a written stock option agreement, in substantially the form attached hereto as Exhibit A".

3. Effect of Amendments

          Except as expressly modified by the provisions of this Amendment, the Agreement and all of the terms, provisions and conditions thereof shall for all purposes remain unchanged, and in full force and effect, and are approved, ratified and confirmed, and from and after the date hereof all references to the Agreement in any other agreement to which any of the undersigned are parties shall mean the Agreement as amended hereby.

4. Counterparts

          This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each party hereto as of the day and year first above written.

STYLECLICK.COM INC.


By: /s/  MAURIZIO VECCHIONE                           /s/  JOYCE FREEDMAN
    --------------------------                        --------------------------
    Name:  Maurizio Vecchione                              Joyce Freedman
    Title: President